SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.    )

Filed by the Registrant /X/
File by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             Fruit of the Loom, Inc.
_______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:
_______________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:
_______________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
_______________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount Previously Paid:
_______________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:
_______________________________________________________________________________

3)   Filing Party:
_______________________________________________________________________________

4)   Date Filed:
_______________________________________________________________________________

____________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.
                                                    (Bulletin No. 150, 4-09-93)

                                     [LOGO]

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1994
                            ------------------------

To the Stockholders of
  FRUIT OF THE LOOM, INC.:

     The Annual Meeting of Stockholders of Fruit of the Loom, Inc. will be held at 11:00 a.m., Chicago time, on Tuesday, May 17, 1994 on the Skydeck, 100th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, for the following purposes:

          (1) To elect nine directors, three directors to be elected by the holders of Class A Common Stock and six directors to be elected by the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class;

          (2) To approve the Fruit of the Loom, Inc. Executive Incentive Compensation Plan; and

          (3) To transact such other business as may properly be brought before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 23, 1994 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors,

                                          KENNETH GREENBAUM
                                          Secretary

April 7, 1994

     ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

                            FRUIT OF THE LOOM, INC.
                                5000 SEARS TOWER
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 876-1724
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     The accompanying proxy is solicited by the Board of Directors of Fruit of the Loom, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., Chicago time, on Tuesday, May 17, 1994 on the Skydeck, 100th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are being sent to stockholders on or about April 7, 1994.

                           VOTING SECURITIES; PROXIES

     The shares represented by your proxy will be voted and such vote will be in accordance with the instructions noted on your proxy card. You have the power to revoke your proxy at any time before it is voted by written notice to the Secretary of the Company. In addition, stockholders attending the Annual Meeting may revoke their proxies at that time and vote in person at the meeting.

     The Company has two classes of stock outstanding, Class A Common Stock ("Class A Common Stock") and Class B Common Stock ("Class B Common Stock"). Except as otherwise provided by law or the Company's Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, with each share of Class A Common Stock having one vote and each share of Class B Common Stock having five votes. At the close of business on March 23, 1994, the record date for the Annual Meeting, there were 69,108,749 shares of Class A Common Stock and 6,690,976 shares of Class B Common Stock outstanding, all of which are entitled to vote.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that holders of Class A Common Stock, voting as a separate class, are entitled to elect that number of directors constituting at least 25% of the entire board. The holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, with each share of Class A Common Stock having one vote and each share of Class B Common Stock having five votes, are entitled to elect the remaining directors. Nine directors will be elected at the Annual Meeting, three of whom will be elected by the holders of Class A Common Stock and six of whom will be elected by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. Directors hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

     If no direction to the contrary is given, all proxies received by the Board of Directors of the Company (the "Board of Directors") from holders of Class A Common Stock will be voted for the election of the persons shown below as the nominees of the Board of Directors. The Board of Directors has been advised that the holders of all shares of Class B Common Stock outstanding intend to vote all such shares for the election of the persons shown below as the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock. It is expected that the nominees will be able to stand for election and be able to serve if elected. In the event that a vacancy in the slate of nominees should occur before the meeting, proxies will be voted for another person nominated by the Board of Directors.

INFORMATION AS TO NOMINEES

     The following tables set forth information as of March 23, 1994 as to the nominees for election as directors:

            NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

     NAME OF NOMINEE                            AGE           POSITION(S) WITH THE COMPANY AND PRINCIPAL OCCUPATION
- ------------------------------------------  -----------  ---------------------------------------------------------------
Omar Z. Al Askari(1)......................          43   Director; Chairman of the Board of Plaid Clothing Group Inc.
                                                           and Chief Executive Officer of United Technical Services and
                                                           United Eastern Investment Corp.
Dennis S. Bookshester(1)(2)(3)............          55   Director; Independent Business Consultant; former Chief
                                                           Executive Officer of Zale Corp.
Lee W. Jennings(1)........................          65   Director; President of Jennings & Associates; former Managing
                                                           Partner, KPMG Peat Marwick

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK AND HOLDERS OF CLASS B
                                  COMMON STOCK

     NAME OF NOMINEE                            AGE           POSITION(S) WITH THE COMPANY AND PRINCIPAL OCCUPATION
- ------------------------------------------  -----------  ---------------------------------------------------------------
William Farley(3).........................          51   Director; Chairman of the Board and Chief Executive Officer of
                                                           the Company
John B. Holland...........................          62   Director; President and Chief Operating Officer of the Company
Henry A. Johnson..........................          75   Director; President of Henry A. Johnson & Associates; former
                                                           President and Chief Executive Officer of Spiegel, Inc.
Richard C. Lappin(3)......................          49   Director and Vice Chairman of the Company
A. Lorne Weil(2)..........................          48   Director; Chairman of the Board and Chief Executive Officer of
                                                           Autotote Corporation
Sir Brian G. Wolfson(2)...................          58   Director; Executive Chairman of Wembley plc.

- ---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Executive Committee

                            ------------------------

     William Farley. Mr. Farley has been Chairman of the Board and Chief Executive Officer of the Company since May 1985. During the past five years, Mr. Farley has also been Chairman and Chief Executive Officer of Farley Industries, Inc. ("FII"), a company which provides management services to companies controlled or managed by Mr. Farley. He has held substantially similar positions with Farley Inc., a manufacturer of prototype auto parts and railroad bearings, since 1982 and West Point-Pepperell, Inc. ("West Point"), a manufacturer of household fabrics, from April 1989 through September 1992.

     Omar Z. Al Askari. Mr. Al Askari has been a director of the Company since October 1993. Mr. Al Askari has been Chairman of the Board of Plaid Clothing Group Inc., a men's tailored clothing business, since 1991. Since 1980, Mr. Al Askari has also served as President and Chief Executive Officer of United Technical Services, which sells and services engineered products for the oil field and construction industries in the United Arab Emirates. He also serves as Chief Executive Officer of United Eastern Investment Corp., which holds investments in privately held companies in the United States and the United Kingdom.

     Dennis S. Bookshester. Mr. Bookshester has been a director of the Company since May 1992. Mr. Bookshester served as the Chief Executive Officer of Zale Corp. during 1990 and 1991. From 1982 to 1989, he served as Chief Executive Officer of the retail division of Carson Pirie Scott & Company. Mr. Bookshester currently is an independent business consultant. He is also a director of AMRE Inc., Evans Inc., Playboy Enterprises, Inc. and Sundance Homes, Inc.

     John B. Holland. Mr. Holland has been a director of the Company since November 1992 and President of the Company since May 1992. Mr. Holland has served as Chief Operating Officer of the Company for more than the past five years. He is also a director of Dollar General Corp. and First Kentucky National Corp.

     Lee W. Jennings. Mr. Jennings has been a director of the Company since January 1992. Mr. Jennings has been the President of Jennings & Associates, a strategic consulting firm, for more than the past five years. Prior to the formation of Jennings & Associates, Mr. Jennings was a Managing Partner of KPMG Peat Marwick. He is also a director of Alberto Culver Corp., A.O. Smith Corp., L&N Housing Corp., Manville Corporation, Prime Capital Corp. and Teppco Partners, L.P.

     Henry A. Johnson. Mr. Johnson has been a director of the Company since July 1988. For more than the past five years, Mr. Johnson has been President of Henry
A. Johnson & Associates, a management consulting firm. Mr. Johnson was associated with Spiegel, Inc. for over ten years, joining that company as President and Chief Executive Officer in 1976 and retiring as Vice Chairman in 1987.

     Richard C. Lappin. Mr. Lappin has been a director of the Company since December 1990 and Vice Chairman of the Company since October 1991. Mr. Lappin has been President and Chief Operating Officer of FII since February 1991. From October 1989 to February 1991, Mr. Lappin served in various capacities with Farley Inc., including President and Chief Executive Officer of the Doehler Jarvis and Southern Fastening Systems divisions of Farley Inc. From 1988 to October 1989, Mr. Lappin served as President of the North American Operations of the Champion Spark Plug Company, a manufacturer of automotive products.

     A. Lorne Weil. Mr. Weil has been a director of the Company since October 1991. Since 1991, Mr. Weil has been Chairman of the Board and Chief Executive Officer of Autotote Corporation, a manufacturer of products for the gaming industry. From 1979 to 1991, Mr. Weil was the President of Lorne Weil, Inc., a management consulting firm. He is also a director of General Growth Properties, Inc.

     Sir Brian G. Wolfson. Sir Brian Wolfson has been a director of the Company since May 1992. He has been Executive Chairman of Wembley plc., a company engaged in the sports and entertainment industry, for more than the past five years.

BOARD MEETINGS AND COMMITTEES

     The Company has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee.

     The Audit Committee determines the Company's audit policies, reviews audit reports and recommendations made by the Company's internal auditing staff and its independent auditors, meets with the Company's independent auditors, oversees the Company's independent auditors and recommends the engagement of the Company's independent auditors.

     The Compensation Committee establishes the compensation policies to be followed by the Board of Directors in compensating certain senior executives and recommends to the Board of Directors the compensation levels for the Chief Executive Officer and the Chief Operating Officer of the Company. The Compensation Committee also administers the Company's 1987 Stock Option Plan and the 1992 Executive Stock Option Plan, including, among other things, determining the persons to whom stock options and stock appreciation rights are granted and the price and terms of such options and rights.

     The Executive Committee may exercise the powers of the Board of Directors (other than certain powers specifically reserved to the full Board of Directors) in the management of the business and affairs of the Company in the intervals between meetings of the full Board of Directors.

     During 1993, the Board of Directors held four meetings, the Audit Committee met three times, the Compensation Committee met six times and the Executive Committee did not meet. During the period for which he has been a director, each of the incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and of any of the committees on which he served.

                                    *  *  *

     In July 1991, an involuntary Chapter 7 bankruptcy petition was filed against Farley Inc. under the Federal Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois. In September 1991, Farley Inc. converted the Chapter 7 proceeding into a Chapter 11 reorganization and a Plan of Reorganization was confirmed in December 1992. In 1992, an involuntary Chapter 7 bankruptcy petition was filed against VBQ, Inc. In July 1992, Valley Fashions Corp. (formerly West Point Acquisition Corp.) filed a petition under Chapter 11 to effect a "pre-packaged" bankruptcy reorganization, which reorganization was confirmed in September 1992. Mr. Farley was Chairman, and Messrs. Holland and Lappin were officers, of Valley Fashions Corp. and Mr. Farley was Chairman of VBQ, Inc. Zale Corp., a company of which Mr. Bookshester formerly was Chief Executive Officer, voluntarily filed for protection from creditors under Chapter 11 of the Federal Bankruptcy Code in January 1992 after an involuntary petition was filed against Zale Corp. by certain bondholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock, the percentage of each class and the percentage of total voting power of the Company beneficially owned as of March 23, 1994 by (i) each Director, (ii) each of the Named Officers (as defined on page 7), (iii) all directors and executive officers as a group, and to the knowledge of the Board of Directors, (iv) each person owning more than 5% of a class of the Company's voting securities. Except as otherwise indicated, each beneficial owner has sole voting and investment power. This table also reflects the effect of shares issuable upon the exercise of options which are exercisable on or prior to May 22, 1994.

                                            CLASS A COMMON STOCK        CLASS B COMMON STOCK     PERCENT OF
                                         ---------------------------  -------------------------     TOTAL
                                                         PERCENT OF                 PERCENT OF     VOTING
                                             NUMBER         CLASS        NUMBER        CLASS      POWER(1)
                                         --------------  -----------  ------------  -----------  -----------
Farley Inc. ...........................        --      (2)     --        3,176,764        47.5%        15.5%
233 South Wacker Dr.
  5000 Sears Tower
  Chicago, IL 60606
Oppenheimer Group, Inc.................      10,633,152(3)       15.4%      --          --             10.4%
Oppenheimer Tower
  World Financial Center
  New York, NY 10281
Neuberger & Berman.....................       3,899,563(4)        5.6%      --          --              3.8%
605 Third Avenue
  New York, NY 10158
William Farley.........................         568,000(5)          *    6,690,976(6)      100.0%       33.1%
Omar Z. Al Askari......................          10,000(7)          *      --           --                *
Dennis S. Bookshester..................          14,000(8)          *      --           --                *
John B. Holland........................         224,800(9)          *      --           --                *
Lee W. Jennings........................          11,000 10)          *      --          --                *
Henry A. Johnson.......................          14,000 10)          *      --          --                *
Richard C. Lappin......................         148,366 11)          *      --          --                *
A. Lorne Weil..........................          12,000 10)          *      --          --                *
Sir Brian G. Wolfson...................          11,000 10)          *      --          --                *
Richard M. Cion........................         145,888 12)          *      --          --                *
Paul M. O'Hara.........................         151,000 13)          *      --          --                *
All directors and executive officers as
  a group (14 persons).................       1,473,886 14)        2.1%    6,690,976      100.0%       33.7%

- ---------------
* Less than 1%

 (1) The Class A Common Stock has one vote per share and the Class B Common Stock has five votes per share. This column shows the combined voting power of all Class A Common Stock and Class B Common Stock beneficially owned by each of the listed persons. The percentages shown assume no conversion of Class B Common Stock into Class A Common Stock. On March 23, 1994 there were 69,108,749 shares of Class A Common Stock and 6,690,976 shares of Class B Common Stock outstanding.

 (2) Excludes 3,176,764 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock.

 (3) As reported on a Schedule 13G filed by Oppenheimer Group, Inc. on February 1, 1994. According to such Schedule 13G, Oppenheimer Group, Inc. has shared investment and voting
                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) power with respect to all 10,633,152 of these shares, including 9,097,595 shares held by Oppenheimer Capital.

 (4) As reported on a Schedule 13G filed by Neuberger & Berman on February 7, 1994. According to such Schedule 13G, Neuberger & Berman has sole voting power with respect to 1,150,427 of these shares, shared voting power with respect to 2,342,810 of these shares and no voting power with respect to the remaining 406,326 of these shares and has shared dispositive power with respect to all 3,899,563 of these shares.

 (5) Excludes 6,690,976 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock; includes 250,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the Company's 1992 Executive Stock Option Plan.

 (6) Includes 3,176,764 shares of Class B Common Stock owned by Farley Inc. Mr. Farley has voting control of Farley Inc.

 (7) These 10,000 shares of Class A Common Stock are held by United Technical Services.

 (8) Includes 3,000 shares of Class A Common Stock held as custodian for a minor child and 10,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the Directors' Plan (as defined).

 (9) Includes 75,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1992 Executive Stock Option Plan and 140,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the 1987 Stock Option Plan.

(10) Includes 10,000 shares of Class A Common Stock currently issuable upon exercise of options granted under the Directors' Plan.

(11) Mr. Lappin holds 31,700 shares of Class A Common Stock jointly with his wife. Includes 50,000 shares of Class A Common Stock currently issuable upon the exercise of an option granted to him in 1991 and 66,666 shares of Class A Common Stock currently issuable upon exercise of options granted to him under the 1987 Stock Option Plan.

(12) Mr. Cion owns 1,000 shares of Class A Common Stock jointly with his wife. Includes 144,888 shares of Class A Common Stock currently issuable upon exercise of options granted to him under the 1987 Stock Option Plan.

(13) Includes 36,000 shares of Class A Common Stock currently issuable upon exercise of options granted to him under the 1987 Stock Option Plan.

(14) Includes 1,025,219 shares of Class A Common Stock currently issuable upon the exercise of options under the Company's stock option plans and 2,100 shares of Class A Common Stock owned by family members of certain directors and executive officers, beneficial ownership of which is disclaimed by such persons. Excludes 995,864 shares of Class A Common Stock held by a master trust which includes the assets of the pension plans of substantially all affiliated companies controlled by Mr. Farley, the voting of which shares is controlled or managed by Mr. Farley in his capacity as the investment committee with respect to such trust. Mr. Farley disclaims beneficial ownership of these shares. Excludes shares owned by Mr. O'Hara because Mr. O'Hara resigned from his positions with the Company effective February 28, 1994.

SECTION 16 OF THE SECURITIES EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's officers, directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 1993 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     Messrs. Farley and Holland receive their salaries and other cash compensation directly from the Company. All of the Company's other executive officers are employed by FII and receive their salaries and other cash remuneration from FII. FII is wholly-owned and controlled by Mr. Farley. It provides general management, investment banking, financing and other services, including the services of certain of the Company's executive officers, to the Company and other companies owned or controlled by Mr. Farley.

     Prior to 1992, FII was responsible for providing Mr. Farley's services to the Company and Mr. Farley received compensation from FII for his services as Chairman and Chief Executive Officer of the Company. Effective in 1992, the Company's Board of Directors determined to employ Mr. Farley directly as Chairman and Chief Executive Officer of the Company.

     In November 1992, the Company formed a Compensation Committee which establishes the compensation policies to be followed by the Board of Directors in compensating certain senior executives, namely, the Chief Executive Officer and the Chief Operating Officer of the Company.

     The following table provides information concerning the annual and long-term compensation for the fiscal years ended December 31, 1993, 1992 and 1991 of those persons who were at December 31, 1993 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Officers"). No other individuals are required to be included in the table.

     The cash compensation figures in the table, other than the cash compensation figures for Mr. Holland and the 1993 and 1992 cash compensation figures for Mr. Farley, represent the total compensation paid to each of the Named Officers by FII, even though as employees of FII the Named Officers devote portions of their time to entities other than the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                   COMPENSATION(1)
                                                                               -----------------------
                                                                                 AWARDS
                                                                               -----------   PAYOUTS
                                                 ANNUAL COMPENSATION           SECURITIES   ----------      ALL
                                        -------------------------------------  UNDERLYING      LTIP        OTHER
         NAME AND                          SALARY        BONUS        OTHER      OPTIONS     PAYOUTS      COMPEN-
    PRINCIPAL POSITION         YEAR         ($)           ($)        ($)(2)    (# SHARES)      ($)       SATION(2)
- ---------------------------  ---------  ------------  ------------  ---------  -----------  ----------  -----------
William Farley,                   1993  $    850,000  $  1,150,000     --          --           --          --
  Chairman of the Board and       1992       500,000     3,000,000     --         750,000       --          --
  Chief Executive Officer         1991     1,000,000     3,467,302                 --           --
John B. Holland,                  1993  $    554,308  $    236,889     --          --       $  543,841(3)     --
  President and Chief             1992       468,462       468,462     --         225,000      915,898(3)     --
  Operating Officer               1991       440,864       286,490                 60,000      434,675(3)
Richard C. Lappin,                1993  $    600,000  $    912,000     --          50,000       --       $   8,035(4)
  Vice Chairman                   1992       562,500       400,000     51,535(5)     50,000     --           7,798(4)
                                  1991       248,393       400,000                 50,000       --
Richard M. Cion,                  1993  $    457,313  $    250,000     --          10,000       --       $   8,035(4)
  Senior Executive Vice           1992       425,000       800,000     --          16,000       --           7,798(4)
  President, Corporate            1991       350,000       350,000                 20,000       --
  Development
Paul M. O'Hara,                   1993  $    369,958  $    150,000     --          10,000       --       $   8,035(4)
  Executive Vice President        1992       366,311       300,000     --          16,000       --           7,798(4)
  and Chief Financial             1991       350,000       270,000                 20,000       --
  Officer(6)

- ---------------

(1) None of the Named Officers had any restricted stock holdings as of December 31, 1993.

(2) Information for years prior to 1992 is not required to be disclosed.

(3) Payouts under the Fruit of the Loom, Inc. Long Term Incentive Plan (the "Long Term Bonus Plan"). Except for Mr. Holland, no director or executive officer of the Company participated in the Long Term Bonus Plan. The Long Term Bonus Plan consisted of separate four year plans beginning each year. Amounts credited to the cash and stock bonus pools for each four year plan period depended upon the extent to which the Company's operating earnings, as defined in the plan, during the four year period exceeded a base level of operating earnings established by the committee responsible for administering the plan at the beginning of the four year plan period. No new four year plan period began subsequent to December 31, 1990.

(4) These amounts represent matching contributions pursuant to a 401(k) defined contribution profit-sharing plan.

(5) Represents income tax gross up for certain relocation expenses.

(6) Mr. O'Hara resigned from his positions with the Company effective February 28, 1994.

OPTION GRANTS IN 1993

     The following table provides information on grants of stock options in 1993 to the Named Officers pursuant to the 1987 Stock Option Plan. No stock options were granted to the Named Officers pursuant to the 1992 Executive Stock Option Plan in 1993, and no stock appreciation rights were granted under either of these plans during 1993.

                             OPTION GRANTS IN 1993

                                            INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------
                                     NUMBER OF
                                     SECURITIES     % OF TOTAL
                                     UNDERLYING   OPTIONS GRANTED   EXERCISE                  GRANT DATE
                                      OPTIONS     TO EMPLOYEES IN    PRICE     EXPIRATION   PRESENT VALUE
     NAME                           GRANTED (#)        1993          ($/SH)       DATE          ($)(1)
- ----------------------------------  ------------  ---------------  ----------  -----------  --------------
William Farley....................       --             --             --          --             --
John B. Holland...................       --             --             --          --             --
Richard C. Lappin.................       50,000(2)        11.16%   $   36.625      5/19/03   $    841,000
Richard M. Cion...................       10,000(2)         2.23        36.625      5/19/03        168,200
Paul M. O'Hara....................       10,000(2)         2.23        36.625      5/19/03        168,200

- ---------------

(1) Based on the Black-Scholes model of option valuation. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; the Company cannot predict whether the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values (i) assume a risk-free rate of return of 6.04%, stock price volatility of 34.678%, a dividend yield of $0 per share and an option term of ten years and one day and (ii) reflect a reduction of approximately 22% to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

(2) These options vest (subject to acceleration under certain circumstances) with respect to 1/3 of the underlying shares of Class A Common Stock on May 18, 1994, 1995 and 1996; however, Mr. O'Hara forfeited these options upon his resignation.

AGGREGATED OPTION EXERCISES IN 1993 AND YEAR-END 1993 OPTION VALUES

     The following table provides information on the Named Officers' unexercised options at December 31, 1993. None of the Named Officers exercised any options during 1993.

                          YEAR-END 1993 OPTION VALUES

                                                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                OPTIONS AT DECEMBER 31, 1993      AT DECEMBER 31, 1993 ($)(1)
                                                -----------------------------  ---------------------------------
     NAME                                       EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
- ----------------------------------------------  ------------  ---------------  --------------  -----------------
William Farley................................      250,000         500,000(2) $     --            $  --
John B. Holland...............................      215,000         150,000(2)      1,826,875         --
Richard C. Lappin.............................      100,000          50,000           693,750         --
Richard M. Cion...............................      141,555          10,000         1,436,519         --
Paul M. O'Hara................................       36,000          10,000            77,500         --

- ---------------

(1) Values are calculated by subtracting the exercise price from the closing price of the Company's Class A Common Stock on the New York Stock Exchange on December 31, 1993 of $24.125.

(2) One-half of these options do not become exercisable unless the closing price of the Company's Class A Common Stock reaches or exceeds $45 per share for ninety consecutive days within six years after January 31, 1992, the date of grant, and the remaining half of these options do not become exercisable unless the closing price of the Company's Class A Common Stock reaches or exceeds $60 per share for ninety consecutive days within six years after the date of grant.

                                 PENSION PLANS

     FRUIT OF THE LOOM, INC. OPERATING COMPANY PENSION PLAN--Messrs. Farley and Holland are covered by the pension plan for Fruit of the Loom operating company employees (the "Operating Company Pension Plan") and do not currently participate in the FII Pension Plan described below.

     The Operating Company Pension Plan covers all employees of the Company and its participating subsidiaries after the completion of one year of service and the attainment of age 21.

     The following table indicates the approximate amounts of annual retirement income that would be payable under the Operating Company Pension Plan and the Supplemental Benefit Plan (defined below) based on various assumptions as to compensation and years of service for certain employees, assuming benefits are computed under a straight life annuity formula. There is no social security or other offset deducted from the amounts shown.

                            PENSION PLAN TABLE(1)(2)

               5 YEAR AVERAGE                 15 YEARS OF   20 YEARS OF   25 YEARS OF   30 YEARS OF   35 YEARS OF
                COMPENSATION                    SERVICE       SERVICE       SERVICE       SERVICE       SERVICE
- --------------------------------------------  ------------  ------------  ------------  ------------  ------------
$  300,000..................................  $     82,433  $    109,911  $    137,389  $    147,693  $    157,997
   400,000..................................       110,933       147,911       184,889       198,756       212,622
   500,000..................................       139,433       185,911       232,389       249,818       267,247
   600,000..................................       167,933       223,911       279,889       300,881       321,872
   700,000..................................       196,433       261,911       327,389       351,943       376,497
   800,000..................................       224,933       299,911       374,889       403,006       431,122
   900,000..................................       253,433       337,911       422,389       454,068       485,747
 1,000,000..................................       281,933       375,911       469,889       505,131       540,372
 1,100,000..................................       310,433       413,911       517,389       556,193       594,997

- ---------------

(1) Assumes individual retires at age 65 with indicated years of service but further assumes covered compensation as it was determined in 1993, which was $22,716 (Table II of Covered Compensation Tables for 1993 Enrolled Actuaries Report, December 1992) as updated each year for annual covered compensation.

(2) Maximum pension limits for 1991, 1992 and 1993 under Internal Revenue Code
    Section 415 were $108,963, $112,221 and $115,641, respectively. The maximum pension limit for 1994 will be $118,800 due to indexing. Amounts in excess of these limits are paid under the Supplemental Benefit Plan.

     Contributions to the Operating Company Pension Plan, which are made by the Company and its participating subsidiaries, are computed on an actuarial basis and, as such, individual employee payments (or accruals) cannot be calculated. Compensation covered by the Operating Company Pension Plan generally consists of all compensation paid to a participant for personal services rendered as an employee of the Company or a participating subsidiary, but excluding bonuses, deferred compensation and payments under certain benefit programs. Covered compensation for each of the Named Officers for 1993 equals the respective amounts shown in the Salary column of the Summary Compensation Table. The Operating Company Pension Plan provides that participants' benefits fully vest after five years of service or the attainment of age 65.

     The Operating Company Pension Plan retirement benefits are computed at the rate of 1% of a participant's final average covered compensation (the average of the highest five consecutive full plan years of compensation during the last ten plan years of service) plus either .75%, .70% or .65% (depending on the participant's social security retirement age) of a participant's final average earnings in excess of the average social security wage base for the 35-year period preceding the participant's social security retirement age. The resulting sum is multiplied by the participant's years of service up to 25 years and is increased by 1.5% for each year of service over 25 years.

     Under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), a participant's covered compensation under a qualified retirement plan is limited to a maximum annual amount of $222,220 for 1991, $228,860 for 1992 and $235,840 for 1993. For 1994, this amount is reduced to $150,000. Amendments made to Sections 401(a)(5) and 401(l) of the Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993 reduced the amount of permitted disparity between benefits provided under a qualified pension plan with respect to a participant's compensation up to the social security wage base and the benefits provided with respect to compensation above the social security wage base. For the executive officers of the Company who participate in the Operating Company Pension Plan, any reduction in benefits under such plan caused by these limitations will be made up dollar-for-dollar by benefits under the supplemental benefit plan for the Fruit of the Loom operating company employees (the "Supplemental Benefit Plan"). Non-officer participants in the Operating Company Pension Plan will receive benefits under the Supplemental Benefit Plan in an amount equal to the reduction in benefits under the Operating Company Pension Plan attributable to the Internal Revenue Code Section 401(a)(17) limitation on compensation and the Internal Revenue Code Section 415 limitation on annual pension benefits.

     The estimated number of years of service credited for Messrs. Farley and Holland under the Operating Company Pension Plan are 3 years and 32 years, respectively. No other executive officer of the Company participates in the Operating Company Pension Plan.

     FII PENSION PLAN--All executive officers of the Company who are FII employees are covered by the salaried portion of the Retirement Program of Farley Inc. (the "FII Pension Plan"). The FII Pension Plan covers all salaried employees of FII and the Metals divisions of Farley Inc. and may include hourly employees if designated for coverage.

     The following table indicates the approximate amounts of annual retirement income that would be payable under the FII Pension Plan based on various assumptions as to compensation and years of service for certain employees, assuming benefits are computed under a straight life annuity formula. There is no social security or other offset deducted from the amounts shown.

                            PENSION PLAN TABLE(1)(2)

                                                                                                       35 YEARS
                    5 YEAR                                                                            OF SERVICE
                   AVERAGE                      15 YEARS OF  20 YEARS OF  25 YEARS OF  30 YEARS OF     (MAXIMUM
                 COMPENSATION                     SERVICE      SERVICE      SERVICE      SERVICE     UNDER PLAN)
- ----------------------------------------------  -----------  -----------  -----------  ------------  ------------
$ 75,000......................................   $  15,960    $  21,280    $  26,600   $     31,920   $   37,240
 100,000......................................      21,960       29,280       36,600         43,920       51,240
 125,000......................................      27,960       37,280       46,600         55,920       65,240
 150,000......................................      33,960       45,280       56,600         67,920       79,240
 175,000......................................      39,960       53,280       66,600         79,920       93,240
 200,000......................................      45,960       61,280       76,600         91,920      107,240
 225,000......................................      51,960       69,280       86,600        103,920      115,641
 235,840......................................      54,555       72,740       90,925        109,110      115,641

- ---------------

(1) Assumes individual retires at age 65 with indicated years of service but further assumes covered compensation as it was determined in 1993 which was $22,716 (Table II of Covered Compensation Tables for 1993 Enrolled Actuaries Report, December 1992) as updated each year for annual covered compensation.

(2) Maximum pension limits for 1991, 1992 and 1993 under Internal Revenue Code
    Section 415 were $108,963, $112,221 and $115,641, respectively. The maximum pension limit for 1994 will be $118,800 due to indexing. FII does not have any nonqualified, excess benefit plans.

     Contributions to the FII Pension Plan, which are made by FII, are computed on an actuarial basis and, as such, individual employee payments (or accruals) cannot be calculated. Compensation covered by the FII Pension Plan consists of all payments made to a participant for personal services rendered as an employee of FII which are subject to Federal income tax withholding, excluding imputed income attributable to certain fringe benefit programs. With respect to executive officers, covered compensation includes all compensation other than
Section 401(k) salary deferrals which are not recognized by the FII Pension Plan, up to a maximum of $222,220 for 1991, $228,860 for 1992 and $235,840 for
1993. For 1994, this amount is reduced to $150,000. Covered compensation for each of the Named Officers for 1993 equals the aggregate of the respective amounts shown in the Salary and Bonus columns of the Summary Compensation Table, up to the 1993 limit of $235,840. The salaried portion of the FII Pension Plan provides that participants' benefits fully vest after five years of service.

     The FII Pension Plan retirement benefits are computed at the rate of 1% of a participant's highest average covered compensation (the average of five consecutive full plan years of highest compensation during the last ten plan years of service) up to the average wage base (i.e. "covered compensation" as that term is defined in Revenue Ruling 71-446) plus 1.6% of a participant's highest average covered compensation in excess of the average wage base. The resulting sum is multiplied by the participant's years of benefit service.

     The estimated credited years of benefit service for Messrs. Lappin, Cion and O'Hara are 4 years, 8 years and 5 years, respectively.

COMPENSATION OF DIRECTORS

     All directors who are not also executive officers of the Company receive a retainer of $30,000 per annum for serving on the Board of Directors and $1,000 for each meeting of the Board of Directors and each committee meeting which they attend. Pursuant to the Fruit of the Loom, Inc. Directors' Stock Option Plan (the "Directors' Plan"), each non-executive officer director was issued in 1993 and will be issued each year, including 1994, in which such director is re-elected to the Board of Directors, an option to purchase 2,500 shares of Class A Common Stock. Under the Directors' Plan, any new non-executive officer director would be initially granted an option to purchase 7,500 shares of Class A Common Stock. The exercise price of each option granted under the Directors' Plan is the market price of the Class A Common Stock on the date of grant. Directors who are also executive officers of the Company receive no additional compensation from the Company for services rendered in their capacity as directors.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed entirely of outside directors, none of whom are employees or former employees of the Company. During 1993, the Compensation Committee was responsible for the overall compensation paid to Messrs. Farley and Holland, the only individuals listed in the Summary Compensation Table who are compensated directly by the Company. See "Executive Compensation--Introduction" above.

     EXECUTIVE COMPENSATION POLICY AND OBJECTIVES. The Compensation Committee's executive compensation policy is intended to create a commonality of interest between the executives and the Company's stockholders by linking the executives' total compensation to the performance of the Company. As more specifically described below, the compensation program also seeks to achieve the following goals, namely, retaining Messrs. Farley and Holland in their present positions, compensating them at appropriate levels taking into account the growth of the Company and providing them with both cash and equity incentives to enhance the Company's value for all its stockholders. Mr. Farley establishes the compensation for the executive officers of the Company who are employed by FII. Mr. Farley believes that it is important to attract, retain and motivate highly competent executives. Salaries are set at levels he believes will attract and retain such persons and annual bonuses are paid based on individual and Company performance.

     COMPENSATION ELEMENTS. For 1993, the Company's executive officer compensation program was composed of base salary, cash bonuses based on Company and individual performance, and stock options; however, no stock options were granted to Messrs. Farley or Holland in 1993.

     Base Salary. In determining the base salaries of Messrs. Farley and Holland, the Compensation Committee relied on data provided to it by Hewitt Associates, an independent compensation consulting firm, and considered the base salaries paid to chief executive officers and presidents, respectively, at other growth oriented consumer products companies of comparable size (i.e., companies producing a broad range of products for retail sale to the general public which experienced median annual growth in total shareholder return of approximately 24% over a three year period and which have median sales, net income and assets similar to those of the Company), which the Compensation Committee believes are the Company's major competitors for senior executive talent. Based on this analysis, the Compensation Committee established the base salary of Mr. Farley for 1993 at $850,000, which amount was determined by targeting Mr. Farley's base salary to the 75th percentile of salaries paid to chief executive officers at these comparably sized growth oriented consumer products companies. For 1993, the Compensation Committee established Mr. Holland's base salary at $550,000, approximately the 60th percentile of salaries paid to chief operating officers of these companies. In determining the base salary of Mr. Holland, the Compensation Committee took into consideration Mr. Holland's receipt in 1993 of a payout under the Long Term Bonus Plan. Mr. Farley determined the base salaries of the other Named Officers based upon his review of surveys of salaries paid to individuals holding comparable officer positions at other growth oriented consumer products companies of comparable size, targeting salaries generally at the top quarter of the ranges in these surveys. The increases in the base salaries paid to the Named Officers in 1993 over those paid to them in 1992 reflect increases in salaries paid by the comparison companies. In determining the base salaries for 1993, neither the Compensation Committee nor Mr. Farley considered Company performance, because bonuses and stock option awards were the components of the executive compensation packages designed to tie total compensation to Company performance.

     Bonus. As discussed below, the Compensation Committee determined that the total cash bonus paid to Mr. Farley for 1993 would be $1,150,000, which is $1,850,000 less than the bonus paid to Mr. Farley for 1992 and results in total cash compensation to Mr. Farley of $1,500,000 less than the amount he received for 1992. The Compensation Committee believes this lower bonus is appropriate in light of the decline in the Company's stock price and the Company's reduced earnings per share ("EPS") growth.

     In determining 1993 bonuses, the Compensation Committee adopted a cash bonus plan (the "1993 Cash Bonus Plan") for Mr. Farley and Mr. Holland based upon the increase, if any, in the Company's 1993 EPS before extraordinary items and the cumulative effect of changes in accounting principles above 1992 EPS before extraordinary items and the cumulative effect of changes in accounting principles. Based upon a payment, to Mr. Farley only, of $50,000 for each one percent increase in EPS before extraordinary items and the cumulative effect of changes in accounting principles, Mr. Farley was paid a cash bonus for 1993 of $650,000. In computing the EPS amount under the 1993 Cash Bonus Plan, the Company included the increase in EPS resulting from the redemption and retirement of approximately $72,900,000 of Acme Boot Company, Inc. securities held by the Company (the "Acme Redemption") amounting to approximately $.55 per share. Mr. Holland's cash bonus was also based upon the increase in the Company's EPS before extraordinary items and the cumulative effect of changes in accounting principles. For 1994, the 1993 Cash Bonus Plan will be replaced by the Executive Compensation Plan (as described below).

     In addition, the Compensation Committee awarded Mr. Farley a supplemental performance bonus of $500,000 for 1993. In recommending that this supplemental bonus be paid to Mr. Farley, the Compensation Committee noted that despite the Company's reduced EPS growth in 1993, under Mr. Farley's leadership the Company was successful in achieving several significant financial and non-financial goals during 1993 which are expected to have a substantial positive impact on the Company's long-term growth. These include the following: (1) the Company completed its tender offer and subsequent merger with Salem Sportswear Corporation and, in December 1993, the Company initiated the acquisition of Artex Manufacturing Co., Inc. (d/b/a Jostens Sportswear), a subsidiary of Jostens, Inc., which was consummated in January 1994; (2) the Acme Redemption was completed; (3) the Company entered into a new $800,000,000 unsecured bank credit agreement with certain existing and new bank lenders, permitting the Company to refinance all of its secured domestic bank agreements with unsecured debt; (4) the Company completed a public offering of an aggregate of $300,000,000 of investment grade notes and debentures; and (5) the Company's wholly-owned subsidiary, Fruit of the Loom Canada, Inc., completed a private placement of unsecured senior debt to certain insurance companies, which provided net proceeds of approximately $130,000,000.

     Mr. Farley determined the 1993 bonuses for each of the other Named Officers based upon his subjective evaluation of their performance in their positions and contributions to the Company, as well as a consideration of the Company performance measure contained in the 1993 Cash Bonus Plan. No particular weights were assigned to any of the factors considered in establishing these bonuses.

     Options. No stock options were awarded to Messrs. Farley and Holland in 1993 because of the option grants to them in 1992. In determining the number of options granted to each of the other Named Officers in 1993, the Compensation Committee considered the individual's performance, the positions held and the total number and exercisable value of options already held by the individual, assigning no specific weight to any one factor. Considering these three factors, the Compensation Committee believed that Mr. Lappin's contribution to the success of the Company was more significant and that he was therefore entitled to a larger award of options than the other two Named Officers receiving options. Mr. Lappin, moreover, is a more recently elected officer and had not been previously granted as many options as Messrs. Cion and O'Hara had been awarded. Option awards to Messrs. Cion and O'Hara were smaller than in previous years because of the sizes of the awards previously granted to them. The Compensation Committee determined the sizes of option awards to the Company's executive officers on an individual basis and did not predesignate a specific size for the aggregate stock option awards to executive officers as a group. The Compensation Committee believes it is generally in the best interest of the Company to regularly grant options to the Company's executive officers.

     PROPOSED FRUIT OF THE LOOM, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN. To foster alignment of the interests of the executive officers and certain other senior management personnel with stockholder interests, in 1993 the Compensation Committee retained Hewitt Associates to assist it with the design and implementation of incentive plans for the Company's executive officers and managers. Upon its review of the incentive plans designed in consultation with Hewitt Associates, the Compensation Committee has recommended, and the Board of Directors has adopted, subject to stockholder approval, the Fruit of the Loom Executive Incentive Compensation Plan (the "Executive Compensation Plan") (see "Adoption of Fruit of the Loom, Inc. Executive Incentive Compensation Plan" below). The Executive Compensation Plan, which is intended to be effective for years beginning in 1994, has three components: an annual incentive award component, a performance share component and a stock option component.

     The Compensation Committee currently intends for compensation paid pursuant to the Executive Compensation Plan to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, however, if, in the judgment of the Compensation Committee, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Compensation Committee may adopt such a program.

                             Compensation Committee
                             Dennis S. Bookshester
                                 A. Lorne Weil
                              Sir Brian G. Wolfson

                                 William Farley
                           Chairman of the Board and
                            Chief Executive Officer
                           of the Company establishes
                          the compensation to be paid
                        to the executive officers of the
                   Company other than himself and Mr. Holland

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Class A Common Stock for the last five years with the cumulative total return of the S&P 500 Index and the Value Line Apparel Industry Index ("Industry Index") over the same period (assuming the investment of $100 in the Class A Common Stock and in each index on December 31, 1988 and the reinvestment of all dividends, if any).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
  FRUIT OF THE LOOM, INC., S&P 500 INDEX AND VALUE LINE APPAREL INDUSTRY INDEX
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1993)

                                            1988        1989        1990        1991        1992        1993
                                         ----------  ----------  ----------  ----------  ----------  ----------
The Company............................  $   100.00  $   233.33  $   139.22  $   433.33  $   762.74  $   378.43
S&P 500................................      100.00      131.49      127.32      166.21      179.30      197.23
Industry Index.........................      100.00      133.98      109.87      191.25      235.11      176.83

FII MANAGEMENT AGREEMENT

     Effective January 1, 1993, the Company entered into a new management agreement (the "1993 Management Agreement") with FII pursuant to which FII agreed to render general management, investment banking, financing and other services to the Company, including the services of the Company's executive officers, excluding William Farley and John B. Holland. Under the terms of the 1993 Management Agreement, the Company paid $9,900,000 to FII in 1993 based upon FII's cost of providing management services. FII is also entitled to a financing fee for 1993 which has not yet been determined. Payments made by the Company to FII under the 1993 Management Agreement were approved by the Board of Directors. It is anticipated that the Company will enter into a management agreement for 1994 under substantially the same terms and conditions as the 1993 Management Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an option to acquire 50,000 shares of Class A Common Stock at an exercise price of $13.75 per share, Mr. Cion has the right to require the Company to purchase one-third of the shares subject to the option at a price of $23.75 per share in each of the three years commencing in 1992.

OTHER MATTERS

     In March 1988, a class action suit entitled Endo et al. v. Albertine, et al. was filed in the United States District Court for the Northern District of Illinois (the "District Court") against the Company, its then directors, certain of its executive officers, its then underwriters and the Company's current and former independent auditors in connection with the Company's initial public offering of Class A Common Stock and certain debt securities in March 1987. The suit alleges, among other things, violations of Federal and state securities laws against all of the defendants, as well as breaches of fiduciary duties by the director and officer defendants, and seeks unspecified damages.

     Motions to dismiss the complaint were filed by all defendants. In December 1990, a magistrate judge recommended that the District Court dismiss all of the plaintiffs' claims with prejudice. On January 29, 1993, the District Court adopted in part and rejected in part the magistrate judge's recommendation for dismissal of the complaint. As a result, the litigation will continue as to various remaining counts of the complaint. Both the defendants and plaintiffs recently filed motions for summary judgment. It is uncertain as to when rulings on these motions will be issued. Management and the Board of Directors believe that this suit is without merit and intend to continue to defend themselves vigorously in this litigation.

     On December 23, 1993, James J. Locke, as Trustee of Locke Family Trust, and
I. Jack Saline filed a lawsuit against the Company and certain of its officers, including William Farley, John B. Holland and Richard C. Lappin in the United States District Court for the Northern District of Illinois. The lawsuit was then amended to add additional plaintiffs. The lawsuit was filed as a class action, but the issue of class certification has not yet been addressed by the parties or the court. The plaintiffs claim that all of the defendants engaged in conduct violating Section 10(b) of the Act and that Mr. Farley and Mr. Holland also violated Section 20(a) of the Act. The plaintiffs allege that beginning before June 1992 and continuing through early June 1993, the Company, with the knowledge and assistance of the individual defendants, issued positive public statements about the Company's expected sales increases and growth through 1993 and afterwards. The plaintiffs also allege that beginning in approximately mid-1992 and continuing afterwards, the Company's business was not as strong and its growth prospects were not as certain as represented. The plaintiffs further allege that during the end of 1992 and beginning of 1993, certain of the individual defendants traded in the stock of the Company while in the possession of material, non-public information. The plaintiffs ask for unspecified amounts as compensatory damages, pre-judgment and post-judgment interest, attorney's fees, costs and expert witness fees, and ask the court to impose a constructive trust on the proceeds of the individual defendants' trades to satisfy any potential judgment. Although the lawsuit is at a preliminary stage and the Company has not yet responded to the complaint, management, the Board of Directors and the individual defendants believe that this suit is without merit and intend to defend themselves vigorously in this litigation.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     William Farley, the Chairman of the Board and Chief Executive Officer of the Company, establishes the compensation to be paid to the executive officers of the Company who are employed by FII. Mr. Farley did not determine his own 1993 compensation.

     Mr. Farley and Richard Lappin are executive officers and directors of Acme Boot Company, Inc. ("Acme") and establish compensation for executive officers of Acme. Mr. Farley is a director of FII and establishes compensation for the executive officers of FII, and Messrs. Farley and Lappin are executive officers of FII. Mr. Farley is also an executive officer and director of Farley Inc.

                                   PROPOSAL 2
               ADOPTION OF THE FRUIT OF THE LOOM, INC. EXECUTIVE
                          INCENTIVE COMPENSATION PLAN

     Subject to the approval of the Company's stockholders, the Board of Directors approved the adoption of the Executive Compensation Plan effective as of January 1, 1994. Stockholder approval of the Executive Compensation Plan is sought (1) to qualify the Executive Compensation Plan pursuant to Rule 16b-3 under the Act, and thereby render certain transactions under the Executive Compensation Plan exempt from certain provisions of Section 16 of the Act and
(2) to qualify the Executive Compensation Plan under Section 162(m), and thereby allow the Company to deduct for Federal income tax purposes compensation paid to the Named Officers under the Executive Compensation Plan.

     The following summary of certain features of the Executive Compensation Plan is qualified in its entirety by reference to the full text of the Executive Compensation Plan, which is set forth in the attached Exhibit A.

GENERAL

     All officers, directors and key employees of (1) the Company (2) any parent or subsidiary of the Company designated by the Board of Directors or (3) any entity which provides services to the Company or to any parent or subsidiary of the Company pursuant to a written agreement are eligible to participate in the Executive Compensation Plan. The Executive Compensation Plan will be administered by the Compensation Committee, a standing committee composed entirely of independent directors, or any other committee appointed by the Board of Directors consisting of two or more directors eligible to administer the Executive Compensation Plan under the "disinterested administration" provision of Rule 16b-3 under the Act (in any case, the "Committee").

     The Executive Compensation Plan is a flexible plan that will provide the Committee broad discretion to fashion the terms of the awards to provide eligible participants with stock-based incentives as the Committee deems appropriate. It will permit the issuance of awards in a variety of forms, including: (i) non-qualified and incentive stock options (collectively, "options"), (ii) performance shares and (iii) annual incentive awards.

     The Executive Compensation Plan provides for the grant of up to 3,600,000 shares of the Class A Common Stock, or approximately 4.7% of the voting securities outstanding of the

Company. Under certain circumstances, shares subject to an award that remain unissued upon termination of the award will become available for additional awards under the Executive Compensation Plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Committee will equitably adjust the aggregate number of shares subject to the Executive Compensation Plan and the number, class and price of shares subject to awards outstanding.

     The Executive Compensation Plan may be amended, modified or terminated by the Board of Directors, subject to stockholder approval if required by applicable law. No amendment may be made in any manner which fails to comply with Rule 16b-3(c)(ii)(B) under the Act. The Committee shall have no authority to cancel awards outstanding and issue replacement awards.

     At all times when the Committee determines that it is desirable to satisfy the conditions of Section 162(m), all awards granted under the Executive Compensation Plan shall comply with such conditions; provided, however, that if, in the judgment of the Committee, the benefits to the Company of a compensation program that does not satisfy the arbitrary conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy the conditions, then compliance with Section 162(m) will not be required. In addition, in the event that changes are made to Section 162(m) to permit greater flexibility with respect to any awards available under the Executive Compensation Plan, the Committee may, subject to the restrictions set forth in the preceding paragraph on amendment of the Executive Compensation Plan, make any adjustments it deems appropriate.

     Unless earlier terminated by the Board of Directors or stockholders, the Executive Compensation Plan will terminate on December 31, 2003.

AWARDS UNDER THE EXECUTIVE COMPENSATION PLAN

     Stock Options. The Committee in its discretion shall determine the number of shares of Class A Common Stock subject to stock options to be granted to each participant, but no participant may be granted options to purchase more than 100,000 shares during any one plan year. The Committee may grant nonqualified stock options, incentive stock options or a combination thereof to the participants. Options granted under the Executive Compensation Plan will provide for the purchase of Class A Common Stock at prices not less than 100% of the fair market value thereof on the date the option is granted. No option granted shall be exercisable later than the tenth anniversary date of its grant.

     Options granted under the Executive Compensation Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve, but in no event may any option be exercisable prior to six months following its grant. Options may only be transferred under the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO") and shall be exercisable only by the participant during such participant's lifetime or the recipient of the participant's rights pursuant to a QDRO. The option exercise price is payable in cash or in shares of Class A Common Stock having a fair market value equal to the exercise price or in a combination of cash and such shares. The Committee may also allow, along with other means of exercise, cashless exercises as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities laws. Upon termination of a participant's employment due to death, disability or retirement, all options outstanding shall immediately vest and shall be exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability, and three years after termination of employment in the case of retirement. If a participant's employment has terminated due to disability or retirement and such participant dies during the exercise period after termination, then the remaining exercise period under options outstanding shall be the longer of one year after death or the remaining portion of the exercise period triggered by the employment termination. Upon termination of employment of a participant other than for any reason set forth above, all options held by the participant which are not vested as of the effective date of termination shall be forfeited, and in the case of termination at the request of the Company without cause or voluntary termination by the participant (other than due to retirement), the participant may exercise any vested options, if he is an officer, director or 10% stockholder of the Company ("insider"), for six months and one day, or, if he is not an insider, for three months, following the termination of employment, and in the case of termination by the Company for cause, the participant may exercise any vested options for a period of 30 days following the termination of employment. However, Committee, in its sole discretion, may immediately vest all or any portion of the options of a participant not vested as of such date.

     Performance Shares. The Company may grant performance shares to participants in such amounts, and subject to such terms and conditions, as the Committee shall in its discretion determine; provided, however, that none of the Named Officers may earn more than 50,000 performance shares with respect to any performance period, unless the Company's stockholders vote to change this maximum number. Each performance share shall have a value equal to the fair market value of a share of Class A Common Stock on the date the performance share is earned. The Committee in its discretion shall set performance goals to be achieved over performance periods of not less than two years; the extent to which the performance goals are met will determine the number of performance shares earned by participants. The performance measure to be used for purposes of grants to the Named Officers shall be "total stockholder return" (calculated as a fraction, the numerator of which is the sum of (i) the fair market value of a share of Class A Common Stock on the last day of the applicable performance period and (ii) the dividends declared with respect to such share during the performance period, and the denominator of which is the fair market value of a share of Class A Common Stock on the first day of such performance period), unless and until the Company's stockholders vote to change the performance measures. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event the Committee determines that it is advisable to grant performance shares which do not qualify for the "performance-based" compensation exemption under Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).

     After the applicable performance period has ended, the Compensation Committee shall certify the extent to which the established performance goals have been achieved, and each holder of performance shares shall be entitled to receive payout on the number of performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The grantee of a performance share award shall receive payment of performance shares earned in cash or shares of Class A Common Stock (or in a combination of cash and shares of Class A Common Stock) which have, as of the close of the applicable performance period, an aggregate fair market value equal to the value of the earned performance shares. In the event the employment of a participant is terminated by reason of death, disability or retirement or at the request of the Company without cause during the performance period, the participant shall receive a prorated payout with respect to the performance shares earned, which shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time the participant held the performance shares during the applicable performance period and upon achievement of the established performance goals. Such payment in the event of termination shall be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant's employment is terminated for any other reason, all performance shares shall be forfeited by the participant to the Company. Performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a QDRO. During the participant's lifetime, the participant's rights under the Executive Compensation Plan shall be exercisable only by the participant, the participant's legal representative or the recipient of the participant's performance shares due to a QDRO.

     Annual Incentive Awards. The Committee shall annually determine which eligible participants shall be afforded the opportunity to receive cash incentive awards under the Executive Compensation Plan. Prior to the beginning of each plan year, except in 1994 as permitted by the transition provisions of
Section 162(m), the Committee shall establish performance goals for that plan year based on any combination of corporate, regional, local, and/or individual goals, provided that all such goals qualify for the performance-based exemption under Section 162(m), unless and until the Committee determines that one or more award opportunities shall not qualify for the performance-based exemption. However, except for the Named Officers, an employee who becomes eligible after the beginning of a plan year may participate for that year. The performance measures to be used shall be chosen from among the following: (i) return on equity, (ii) return on capital, (iii) earnings per share, and (iv) cash flow. Each plan year, the Committee, in its sole discretion, may select among the various performance measures specified. However, in the case of participants who are not Named Officers, the Committee may approve performance measures that are not so specified without obtaining stockholder approval. Prior to the beginning of each plan year, the Committee shall establish a target award opportunity for each participant (the "Target Award"). The Target Award shall be a function of one or more performance measures and goals selected by the Committee, at its sole discretion, and shall reflect the participant's job responsibilities and opportunity and authority to affect overall financial results. Except with respect to the Named Officers, a participant's Target Award may be changed during the plan year. At the end of each plan year, the Committee shall certify the extent to which the performance goals have been achieved and the final award shall be computed for each participant as determined by the Committee according to the established performance measures and goals. Final award amounts may vary above or below the Target Award, based on the level of achievement of the established corporate, regional, local and/or individual performance goals. With respect to the Named Officers, the final award determination shall be a function of the degree to which the established performance measures and goals have been achieved; provided, however, that the Committee, in its sole discretion, may adjust such final award determinations downward. The Committee may establish minimum levels of performance which must be achieved during a plan year before any final awards shall be paid to participants and may establish guidelines governing the maximum final awards that may be earned by participants (either in the aggregate, by employee class, or among individual participants) during each plan year; provided, however, that none of the Named Officers may receive incentive awards totaling more than $3,500,000 with respect to any single plan year. In addition, the Committee may, in its sole discretion, decrease, but not increase, the amount of a final award otherwise payable to a participant who is a Named Officer. In the event a participant's employment is terminated by reason of death, disability or retirement or at the request of the Company without cause, the participant shall receive a prorated payout, which shall be determined by the Committee, in its sole discretion, based upon the length of time that the participant was included in the Executive Compensation Plan during the plan year. In the event a participant's employment is terminated for any other reason, all of the participant's rights to a final award for the plan year then in progress shall be forfeited. However, except in the event of an employment termination for cause, the Committee, in its sole discretion, may pay a prorated final award for the portion of that plan year that the participant was employed by the Company, computed as determined by the Committee.

CHANGES IN CONTROL

     Upon the occurrence of certain change in control events, (i) all options outstanding shall become immediately exercisable; (ii) the target payout obtainable under all performance shares and annual incentive awards shall be deemed to have been fully earned for the entire performance period and, within 30 days of the change in control, each participant shall be paid in cash a pro rata portion of such target payout based on the elapsed portion of the applicable performance period, provided that there shall not be an accelerated payout with respect to performance shares granted less than six months prior to the effective date of the change in control, and (iii) the Committee may, in its discretion, make any other modifications to any awards as determined by the Committee to be deemed appropriate before the effective date of such change in control.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following summary of tax consequences with respect to the stock option and performance share components of the Executive Compensation Plan is not comprehensive and is based upon laws and regulations in effect on April 7, 1994. Such laws and regulations are subject to change.

     There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of an option. On exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to a liability for the optionee under the alternative minimum tax provisions of the Internal Revenue Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Class A Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the Class A Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares of Class A Common Stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

     The grant of a performance share award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the fair market value of any shares of Class A Common Stock and/or any cash received and the Company will be entitled to a tax deduction in the same amount.

1994 AWARDS

     Subject to stockholder approval of the Executive Compensation Plan, each of the Named Officers (other than Mr. O'Hara) has been granted performance shares based upon a two-year performance period beginning January 1, 1994. If the target total stockholder return for this two-year period is achieved, Mr. Farley will earn 25,000 performance shares, Messrs. Holland and Lappin will each earn 10,000 performance shares and Mr. Cion will earn 4,000 performance shares.

     In addition, each of the Named Officers (other than Mr. O'Hara) has been granted an opportunity to receive a cash incentive award based upon the Company's achievement of certain return on equity levels in 1994 and the increase in earnings per share for 1994 compared to 1993. If the target levels for return on equity and growth in earnings per share are achieved, Mr. Farley will receive a cash award equal to 100% of his 1994 base salary, each of Messrs. Holland and Lappin will receive a cash award equal to 70% of his respective 1994 base salary and Mr. Cion will receive a cash award equal to 60% of his 1994 base salary.

     No stock options have as yet been granted under the Executive Compensation Plan.

     The benefits to be received by participants in the Executive Compensation Plan are not currently determinable, nor can the benefits which would have been received for 1993, if the Executive Compensation Plan had then been in effect, be determined.

                                 VOTE REQUIRED

     Three directors of the Company will be elected by a plurality of the shares of Class A Common Stock, voting as a separate class, present in person or represented by proxy and entitled to vote at the Annual Meeting. Six directors will be elected by the holders of a plurality of the voting power of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting.

     Approval of the Executive Compensation Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock and the Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                  SOLICITATION

     This solicitation is made by the Company and the cost of this proxy solicitation will be paid by the Company. The Company may use the services of its directors, officers and employees (who will receive no additional compensation) to solicit proxies personally or by telephone. The Company may also request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals at the Company's expense. In addition, the Company has engaged Chemical Bank to solicit proxies from brokers, banks, nominees and other institutional holders. The Company will pay Chemical Bank a fee of $4,500 for its services.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young to audit the financial statements of the Company and its subsidiaries for the year ended December 31, 1994. A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions with respect to that firm's examination of the Company's consolidated financial statements.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals of stockholders intended to be included in proxy materials for presentation at the 1995 Annual Meeting of Stockholders must be received by the Secretary of the Company, 5000 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, no later than December 8, 1994.

                                 OTHER BUSINESS

     It is not anticipated that any matters will be presented to the stockholders other than those mentioned in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters are brought before the meeting, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

                                  EXHIBIT A


                            FRUIT OF THE LOOM, INC.
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

                            FRUIT OF THE LOOM, INC.
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Fruit of the Loom, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Fruit of the Loom, Inc. Executive Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Performance Shares and Annual Incentive Awards.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of January 1, 1994 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13 hereof, until December 31, 2003.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

        (a)  "Annual Incentive Award" means the short-term incentive opportunities granted pursuant to the terms of
             Article 8 hereof.

        (b)  "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options,
             Incentive Stock Options, Performance Shares or Annual Incentive Awards.

        (c)  "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

        (d)  "Award Opportunity" means the various levels of annual incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Article 8 hereof.

        (e)  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule
             13d-3 of the General Rules and Regulations under the Exchange Act.

        (f)  "Board" or "Board of Directors" means the Board of Directors of the Company.

                                      A-1

        (g)  "Cause" means: (i) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (ii) the conviction of a Participant for the commission of a felony or crime involving moral turpitude. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," such definition of "Cause" shall apply. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.

        (h)  "Change in Control" shall be deemed to have occurred if:

             (i)  An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting
                  Securities Outstanding"); provided such acquisition of Beneficial Ownership would result in the
                  Person's beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange
                  Act) twenty-five percent (25%) or more of the Company Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of the Company Voting Securities Outstanding;
                  and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of twenty-five percent (25%) or more of the Company Common Stock
                  Outstanding or twenty-five percent (25%) or more of the combined voting power of Company Voting
                  Securities Outstanding, as the case may be; or

                           (ii)  The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 2(h) as a "Corporate Transaction") or, if consummation of such
                  Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); or

                          (iii)  A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2(h), that any individual who becomes a member of the Board subsequent to the
                  Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso)
                  shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of
                  Regulation 14A promulgated under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

                                      A-2

                       Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 2(h), the following shall not constitute a Change in Control for purposes of this Plan: (1) any acquisition by or consummation of a Corporate Transaction with any Subsidiary or an employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate; or (2) any acquisition or consummation of a Corporate Transaction following which more than fifty percent (50%) of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate
             Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were
             Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities
             Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the
             Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

                  (i)  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (j)  "Committee" means the committee appointed by the Board to administer the Plan with respect to grants of Awards, as specified in Article 3.

                  (k)  "Company" means Fruit of the Loom, Inc., a Delaware corporation, or any successor thereto as provided in Article 16 hereof.

                  (l)  "Director" means any individual who is a member of the Board of Directors of the Company.

                  (m)  "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

                  (n)  "Employee" means any full-time, nonunion employee of the Company, the Company's Subsidiaries or any of
             the entities referred to in Section 5.1 hereof. Directors who are not otherwise employed by the
             Company, the Company's Subsidiaries or any of the entities referred to in Section 5.1 hereof shall not be considered Employees under this Plan.

                  (o)  "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

                  (p)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

                  (q)  "Fair Market Value" shall be determined as follows:

                            (i)  If, on the relevant date, the Shares are traded on a national or regional securities exchange or on the Nasdaq National Market ("Nasdaq"), on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

                           (ii)  If, on the relevant date, the Shares are not listed on any securities exchange or traded on
                  Nasdaq, but otherwise are publicly traded and reported on Nasdaq, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by
                  Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the last previous day such bid and asked prices were quoted; and

                          (iii)  If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

                                      A-3

                  (r)  "Final Award" means the actual annual award earned during a Plan Year by a Participant, as determined by the Committee at the end of the Plan Year pursuant to Article 8 hereof.

                  (s)  "Incentive Payment Date" means the seventy-fifth (75th) day following the last day of the Plan Year during which the Final Award under Article 8 hereof was earned, or such earlier date upon which Final
             Awards are paid to Participants.

                  (t)  "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 hereof which is designated as an Incentive Stock Option and is intended to meet the requirements of Section
             422 of the Code.

                  (u)  "Insider" shall mean an Employee who is, on the relevant date, an officer, director or ten percent
             (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
             Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

                  (v)  "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award is one of the group of "covered employees," as defined in the regulations promulgated under Code
             Section 162(m), or any successor statute.

                  (w)  "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 hereof, and which is not intended to meet the requirements of Code Section 422.

                  (x)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

                  (y)  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an
             Option, as determined by the Committee.

                  (z)  "Participant" means an Employee who has outstanding an Award granted under the Plan.

                 (aa)  "Performance Share" means an Award granted to an Employee, as described in Article 7 hereof.

                 (ab)  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                 (ac)  "Plan Year" shall mean, for purposes of Article 8 hereof, a fiscal year which coincides with each calendar year during the term of the Plan.

                 (ad)  "Retirement" shall have the meaning ascribed to such term in the Participant's governing retirement plan.

                 (ae)  "Shares" means the shares of Class A Common Stock of the Company.

                 (af)  "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.

                 (ag)  "Target Incentive Award" means the annual incentive award to be paid to Participants pursuant to
             Article 8 hereof in the event "targeted" performance results, as established by the Committee, are achieved.

                 (ah)  "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth (12th)
             business day following such date.

ARTICLE 3. ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2)

Directors who meet the "disinterested administration" rules of Rule 16b-3 under the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3(c)(2) of the Exchange Act, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3(c)(2).

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Awards (including the determination of the size of Award Opportunities in each Plan Year); determine the terms and conditions of Awards in a manner consistent with the Plan (including the terms and conditions of each Participant's inclusion under Article 8 hereof in each Plan Year); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 hereof) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 hereof, the total number of Shares available for grant under the Plan shall be three million six hundred thousand (3,600,000). These Shares may be either authorized but unissued or reacquired Shares.

     The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

                (a)  While an Option or Performance Share is outstanding, it shall be counted against the authorized pool of
            Shares, regardless of its vested status.

                (b)  The grant of an Option shall reduce the Shares available for grant under the Plan by the number of
            Shares subject to such Award.

                (c)  The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Shares.

                (d)  In the event an Award Opportunity is paid in the form of Shares or derivatives of Shares, the authorized pool shall be reduced by the number of Shares or Share derivatives paid to the Participant, as determined by the Committee.

                (e)  To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 hereof).

     4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

     4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are either (1) officers, directors or key Employees of (i) the Company, (ii) any parent (as defined in the Securities Act of 1933, as amended ["Securities Act"]) of the Company or (iii) any direct or indirect Subsidiary of the Company which is designated by the Board of Directors; or (2) officers, directors or key Employees of any other entity which provides services to the Company, its parent or any direct or indirect Subsidiary of the Company pursuant to a written agreement ("Service Provider"). Of those persons described in the preceding sentence, the Committee shall, from time to time, in its sole discretion, select those persons who are to be granted Awards under the Plan.

     The Committee may designate, in writing, any person who would otherwise be eligible to participate in the Plan as not eligible to participate in the Plan. No person who is a member of the Committee shall be eligible to be granted any Award under the Plan while so serving. Any person who is a Director of the Company, but who is neither an officer nor an Employee of the Company, any parent of the Company, any direct or indirect Subsidiary of the Company or a Service Provider shall not be eligible to be granted an Award under the Plan.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted, and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The

Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant; provided, however, that the maximum number of Shares subject to Options which may be granted to any single Participant during any one (1) Plan Year is one hundred thousand (100,000). The Committee may grant ISOs, NQSOs or a combination thereof.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO, the grant of which is intended not to fall under the provisions of Code
Section 422.

     6.3 Option Price. The Option Price for each grant of an Option under this
Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price) or (c) by a combination of (a) and (b).

     The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment Due to Death, Disability or Retirement.

                (a)  Termination by Death. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately vest and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by (i) such person(s) as shall have been named as the Participant's beneficiary, (ii) such person(s) that have acquired the Participant's rights under such Options by will or by the laws of descent and distribution or (iii) the Participant's estate or representative of the Participant's estate.

                (b)  Termination by Disability. In the event the employment of a Participant is terminated by reason of
            Disability, all outstanding Options granted to that Participant shall immediately vest as of the date the Committee determines the definition of Disability to have been satisfied and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the
            Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

                (c)  Termination by Retirement. In the event the employment of a Participant is terminated by reason of
            Retirement, all outstanding Options granted to that Participant shall immediately vest and shall remain exercisable at any time prior to their expiration date, or for three (3) years after the effective date of Retirement, whichever period is shorter.

                (d)  Employment Termination Followed by Death. In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the
            Participant dies, then the remaining exercise period under outstanding Options shall equal the longer of: (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such Options shall be exercisable by: (i) such person(s) who shall have been named as the Participant's beneficiary; (ii) such person(s) who have acquired the
            Participant's rights under such Options by will or by the laws of descent and distribution; or (iii) the
            Participant's estate or representative of the Participant's estate.

     6.9 Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons set forth in
Section 6.8 hereof, all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

     Options which are vested as of the effective date of employment termination may be exercised as follows:

                (a)  In the event an Insider's employment is terminated at the request of the Company without Cause, or such
            Insider voluntarily terminates his or her employment, such Participant may exercise vested Options within six (6) full calendar months and one (1) day following the Participant's final day of employment;

                                      A-8

                (b)  In the event the employment of a Participant who is not an Insider is terminated at the request of the
            Company without Cause, or such Participant voluntarily terminates his or her employment, such
            Participant may exercise vested Options within three (3) full calendar months following the
            Participant's final day of employment; or

                (c)  If a Participant is involuntarily terminated by the Company for Cause, such Participant may exercise vested Options within thirty (30) days following the Participant's final day of employment.

     6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO"). Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the recipient of the Participant's Option pursuant to a QDRO.

ARTICLE 7. PERFORMANCE SHARES

     7.1 Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that unless and until the Company's stockholders vote to change the maximum number of Performance Shares that may be earned by any one Named Executive Officer (subject to the terms of Article 13 hereof), none of the Named Executive Officers may earn more than 50,000 Performance Shares with respect to any performance period.

     7.2 Value of Performance Shares. Each Performance Share shall have a value equal to the Fair Market Value of a Share on the date the Performance Share is earned. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be earned by the Participants. The time period during which the performance goals must be met shall be called a "performance period." Performance periods shall, in all cases, equal or exceed two (2) years in length.

     Unless and until the Company's stockholders vote to change the general performance measures (subject to the terms of Article 13 hereof), the attainment of which shall determine the number of Performance Shares earned under the Plan, the performance measure to be used for purposes of grants to Named Executive Officers shall be "total shareholder return." For this purpose, "total shareholder return" shall be calculated as a fraction, the numerator of which is the sum of: (i) the Fair Market Value of a Share on the last day of the applicable performance period and (ii) the dividends declared with respect to such Share during the performance period; and the denominator of which is the Fair Market Value of a Share on the first day of such performance period.

     In the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

     7.3 Earning of Performance Shares. After the applicable performance period has ended the Compensation Committee shall certify the extent to which the established performance goals have been achieved. Subsequently, each holder of Performance Shares shall be entitled to receive payout on the number of Performance Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     7.4 Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be made, in a single lump sum, promptly but in no event later than seventy-five (75) calendar days following the close of the applicable performance period. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which have, as of the close of the applicable performance period, an aggregate Fair Market Value equal to the value of the earned Performance Shares.

     7.5 Termination of Employment Due to Death, Disability or Retirement or at the Request of the Company Without Cause. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement or at the request of the Company without Cause during a performance period, the Participant shall receive a prorated payout with respect to the Performance Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Shares during the performance period, and shall further be adjusted based on the achievement of the established performance goals.

     Payment of earned Performance Shares shall be made at the same time payments are made to Participants who did not terminate employment during the applicable performance period.

     7.6 Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 7.5 hereof, all Performance Shares shall be forfeited by the Participant to the Company.

     7.7 Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or pursuant to a QDRO. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant, the Participant's legal representative or the recipient of the Participant's Performance Shares pursuant to a QDRO.

ARTICLE 8. ANNUAL INCENTIVE AWARDS

     8.1 Participation. Participation under this Article 8 shall be determined annually by the Committee based upon the criteria set forth in Section 5.1 hereof. Employees who are selected to participate under this Article 8 shall be so notified in writing, and shall be apprised of the performance goals and related Award Opportunities, payable in cash, for the relevant Plan Year, as described herein, prior to the beginning of the Plan Year.

     8.2 Partial Plan Year Participation. Except for Named Executive Officers, an Employee who becomes eligible after the beginning of the Plan Year, but prior to October 1 of such Plan Year, may participate under this Article 8 for that Plan Year. Such situations include, but are not limited to: (i) new hires, (ii) the promotion of an Employee from a position which did not previously meet the eligibility criteria or (iii) the transfer of an Employee from an affiliate which does not participate in the Plan.

     Named Executive Officers who become eligible after the beginning of a Plan Year, and Employees who are not Named Executive Officers but who become eligible on or after October 1 of such Plan Year, may first participate under this
Article 8 for the succeeding Plan Year.

     The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees.

     8.3 Change in Employment Position. In the event that, during a Plan Year, a Participant other than a Named Executive Officer changes employment positions to a new position which corresponds to a different level of Award Opportunity than that existing on the first day of such Plan Year, the Participant's Award Opportunity shall be adjusted by the Committee, in its sole discretion, to reasonably reflect the appropriate level of the Participant's Award Opportunity for the entire Plan Year. Notwithstanding the previous sentence, except as provided in Section 13.3 hereof, the Award Opportunity of a Named Executive Officer may not be adjusted by the Committee as described in this Section 8.3.

     8.4 Performance Goals. The performance goals pertaining to the 1994 Plan Year shall be established by the Committee prior to April 1, 1994. Prior to the beginning of each succeeding Plan Year, the Committee shall establish performance goals for that Plan Year. The goals may be based on any combination of corporate, regional, local and/or individual goals; provided, however, that all such goals applicable to Named Executive Officers qualify for the performance based exemption under Code Section 162(m), unless and until the Committee determines that, pursuant to Section 13.3 hereof, one or more Award Opportunities shall not qualify for the performance based exemption.

     After the performance goals are established (but prior to the beginning of the relevant Plan Year, unless provided otherwise, according to Section 13.3 hereof), the Committee shall align the potential levels of achievement of the performance goals with the Award Opportunities (the "Target Incentive Award"), such that the level of achievement of the established performance goals at the end of the Plan Year will determine the Final Award amounts.

     The Committee may, in its sole discretion, decrease the amount of a Final Award otherwise payable to a Participant under this Article 8. The Committee shall have no discretion, however, to increase the amount of a Final Award otherwise payable to a Named Executive Officer under this Article 8.

     Except as otherwise permitted pursuant to the application of Section 13.3 hereof, the performance measures to be used shall be chosen from among the following: (i) return on equity (measured as earnings from continuing operations before extraordinary items and the cumulative effect of changes in accounting principles divided by stockholders' equity at the beginning of the fiscal year); (ii) return on capital (measured as earnings from continuing operations before extraordinary items and the cumulative effect of changes in accounting principles divided by total invested capital at the beginning of the fiscal year); (iii) increase in earnings per share (measured over the prior fiscal year in primary earnings per share from continuing operations before extraordinary items and the cumulative effect of changes in accounting principles, exclusive of the effect of the gain to the Company in 1993 from the retirement and redemption of approximately $72,900,000 of Acme Boot Company, Inc. securities held by the Company); and (iv) cash flow (measured as earnings from continuing operations before extraordinary items and the cumulative effect of changes in accounting principles plus depreciation and amortization).

     Each Plan Year, the Committee, in its sole discretion, may select among the performance measures specified in this Section 8.4. However, in the case of Participants under Article 8 who are not Named Executive Officers, the Committee may approve performance measures that are not specified in this Section 8.4 without obtaining stockholder approval of such measures.

     8.5 Award Opportunities. Prior to April 1, 1994 for the 1994 Plan Year and prior to the beginning of each succeeding Plan Year, the Committee shall establish an Award Opportunity for each Participant. The Award Opportunity shall be a function of one or more performance measures and goals selected by the Committee, in its sole discretion, and shall reflect the Participant's job responsibilities and opportunity and authority to influence overall financial results.

     8.6 Final Award Determinations. At the end of each Plan Year, the Compensation Committee shall certify the extent to which the performance goals have been achieved. Subsequently, the Final Award shall be computed for each Participant as determined by the Committee according to the established performance measures and goals and the requirements of this Plan. Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the established corporate, regional, local and/or individual performance goals. Subject to the terms of the Plan, with respect to Named Executive Officers, the Final Award determination shall be solely a function of the degree to which the established performance measures and goals have been achieved; provided, however, that the Committee, in its sole discretion, may adjust such Final Award determinations downward.

     8.7 Performance Threshold. The Committee may establish minimum levels of performance which must be achieved during a Plan Year before any Final Awards shall be paid to Participants. Such minimum levels of performance may be expressed in terms of corporate, regional, local or individual performance measures or any combination thereof.

     8.8 Maximum Awards. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by employee class or among individual Participants) during each Plan Year. The guidelines may be expressed as a percentage of corporate-wide, regional, local or individual goals or financial measures or such other measures as the Committee shall, from time to time, determine; provided, however, that no Named Executive Officer may be paid more than three million five hundred thousand dollars ($3,500,000) under this Article 8 with respect to Award Opportunities granted in any single Plan Year.

     8.9 Payment of Final Awards. Final Award payments shall be paid in cash, in one lump sum, within seventy-five (75) calendar days after the end of each Plan Year.

     No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

     8.10 Termination of Employment Due to Death, Disability or Retirement or at the Request of the Company Without Cause. In the event a Participant's employment is terminated by reason of death, Disability or Retirement or at the request of the Company without Cause, the Final Award determination made pursuant to Section 8.6 hereof shall be prorated. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant was included in the Plan during the Plan Year.

     The Final Award determined pursuant to this Section 8.10 shall be paid in cash, in one lump sum, within seventy-five (75) calendar days following the end of the Plan Year in which employment termination occurs.

     8.11 Termination of Employment for Other Reasons. In the event a Participant's employment is terminated for any reason other than those reasons described in Section 8.10 hereof, all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, the Committee, in its sole discretion, may pay a prorated Final Award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee.

ARTICLE 9. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant, in writing, with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 10. DEFERRALS

     The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the satisfaction of any requirements or goals with respect to Performance Shares or the payout of any Final Award earned under Article 8 hereof. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 11. RIGHTS OF EMPLOYEES

     11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     11.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12. CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Article 17 hereof:

                (a)  Any and all Options granted hereunder shall become immediately exercisable;

                (b)  The target payout opportunity attainable under all outstanding Performance Shares and Annual Incentive
            Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata portion of such target payout opportunity based on the number of complete and partial calendar months within the performance period which had elapsed as of such effective date; provided, however, that there shall not be an accelerated payout with respect to Performance Shares which were granted less than six (6) months prior to the effective date of the Change in Control;

                (c)  Subject to Article 13 hereof, the Committee shall have the authority to make any modifications to the
            Awards as determined by the Committee to be appropriate before the effective date of the Change in
            Control.

ARTICLE 13. AMENDMENT, MODIFICATION AND TERMINATION

     13.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders.

     Notwithstanding any other provisions of the Plan, the Committee shall not have the authority to cancel Awards outstanding and grant replacement Awards therefor.

     13.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     13.3 Compliance With Code Section 162(m). At all times when the Committee determines that compliance with Code Section 162(m) is desired, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 13, make any adjustments it deems appropriate.

ARTICLE 14. WITHHOLDING

     14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

     14.2 Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the applicable requirements set forth in (a) or (b) of this Section 14.2.

                (a)  Awards Having Exercise Timing Within Insider's Discretion. The Insider must either:

                        (i)  Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date specified by the Insider on which the exercise of the Award is to occur; or

                       (ii)  Make the stock withholding election in connection with an exercise of an Award which occurs during a Window Period.

                (b)  Awards Having a Fixed Exercise/Payout Schedule Which is Outside Insider's Control. The Insider must either:

                        (i)  Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date on which the taxable event (e.g., exercise or payout) relating to the Award is scheduled to occur; or

                       (ii)  Make the stock withholding election during a Window Period which occurs prior to the scheduled taxable event relating to the Award (for this purpose, an election may be made prior to such a
                Window Period, provided that it becomes effective during a Window Period occurring prior to the applicable taxable event).

ARTICLE 15. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 16. SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 17. LEGAL CONSTRUCTION

     17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

     17.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     17.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                 PROXY SOLICITATION
                                 ------------------

                               FRUIT OF THE LOOM, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 17, 1994


     The undersigned hereby appoints WILLIAM FARLEY and RICHARD C. LAPPIN as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of CLASS A COMMON STOCK held of record by the undersigned on March 23, 1994 at the Annual Meeting of Stockholders of Fruit of the Loom, Inc. to be held on May 17, 1994, or at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

                   (Continued and to be signed on reverse side.)

                                                        Please Mark Your
                                                        Choice Like This  /X/


1. ELECTION OF DIRECTORS -- NOTE: HOLDERS OF CLASS A COMMON STOCK VOTE IN SECTIONS A AND B BELOW.

A.  Directors elected by holders of Class A               FOR               WITHHOLD AUTHORITY
    Common Stock voting as a separate class:    (except as marked below)   for nominees listed
    Omar Z. Al Askari, Dennis S. Bookshester,
    Lee W. Jennings                                        / /                      / /

    (To withhold authority to vote for an
    individual nominee, write that nominee's
    name on the space provided to the right)     -------------------------


B.  Directors elected by holders of Class A               FOR               WITHHOLD AUTHORITY
    Common Stock and holders of Class B         (except as marked below)   for nominees listed
    Common Stock voting together as a single
    class: William Farley, John B. Holland,                / /                      / /
    Henry A. Johnson, Richard C. Lappin,
    A. Lorne Weil, Sir Brian G. Wolfson

    (To withhold authority to vote for an
    individual nominee, write that nominee's
    name on the space provided to the right)     -------------------------

2.  APPROVAL OF THE FRUIT OF                            FOR   AGAINST  ABSTAIN
    THE LOOM, INC. EXECUTIVE
    INCENTIVE COMPENSATION PLAN.                        / /     / /      / /

3.  IN THEIR DISCRETION, THE PROXIES ARE
    AUTHORIZED TO VOTE UPON SUCH OTHER
    BUSINESS AS MAY PROPERLY COME BEFORE
    THE MEETING OR ANY ADJOURNMENTS THEREOF.


                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS NAKE, THE PROXY WILL BE VOTED "FOR" THE NOMINEES AS LISTED ABOVE AND "FOR" THE PROPOSAL TO APPROVE THE FRUIT OF THE LOOM, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN.


Signature(s) ___________________________________________  Date _________________
Note: Please date your proxy and sign exactly as the name appears on your stock certificate. All joint owners of stock should sign above. Sign your full title when signing as an executor, administrator, personal representative, trustee, etc. Please return your proxy in the enclosed postage paid envelope.